Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 6, 1998, accompanying the financial statements of Commander Aircraft Company included in the Annual Report of the Company to its shareholders on Form 10-K for the year ended December 31, 1997 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement on Form S-3 of the aforementioned report and to the use of our name as it appears under the caption "Experts".


                                          /s/ GRANT THORNTON LLP
                                          GRANT THORNTON LLP



Oklahoma City, Oklahoma
January 11, 1999